Exhibit 10.7

Savannah Hotel Associates LLC

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 23 day of August, 2004 (the “Effective Date”) by and among the entities identified on Schedule 1 attached hereto (each a “Contributor” and collectively, the “Contributors”), and MHI Hospitality LP, a Delaware limited partnership (“Acquiror”).

RECITALS

A. Savannah Hotel Associates LLC (the “Company”) is the owner of certain real property consisting of approximately 1.03 acres of land located in Savannah, Georgia (the “Property”), and the hotel improvements located thereon consisting of 246 room hotel trading as the Hilton De Soto (the “Hotel”);

B. Contributors are the record and beneficial owners of 100% of the ownership interests of the Company (the “Contributed Assets”). The Contributors desire to contribute the Contributed Assets to the Acquiror, and the Acquiror desires to acquire the Contributed Assets from the Contributor, on the terms and conditions hereinafter set forth; and

C. The Acquiror will be the operating partnership of a Maryland corporation to be formed which will seek to qualify as a real estate investment trust for Federal income tax purposes (the “REIT”) and will seek to complete an underwritten public offering of shares of its common stock (the “IPO”). The Contributors intend to contribute the Contributed Assets to the Acquiror in connection with the closing of the IPO.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1 Contribution of Contributed Assets. The Contributors agree to contribute and transfer the Contributed Assets to the Acquiror, and the Acquiror agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The

Contributed Assets shall be transferred to the Acquiror free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

1.2 Consideration. In exchange for the contribution and transfer by the Contributors of the Contributed Assets to the Acquiror, the Acquiror agrees, subject to the terms of this Agreement, to issue to the Contributors 1,665,494 units in the aggregate of limited partnership interests in the Acquiror (the “Units”). The number of Units to be issued to each Contributor is set forth in Schedule 1 attached hereto.

1.3 Issuance of Units. On the Closing Date (as defined below), the Acquiror shall issue to the Contributors certificates reflecting the Units in such amount as specified in Schedule 1. Such certificates shall bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) that the Acquiror’s agreement of limited partnership (the “Partnership Agreement”) will restrict the transfer of the Units. Immediately upon receipt of the Units, each Contributor shall accede to the Partnership Agreement as a limited partner of the Acquiror. Each Contributor acknowledges and agrees that once Closing occurs, the Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company.

1.4 Adjustment. The term “Purchased Working Capital” shall mean the agreed upon sum of one hundred thousand dollars ($100,000) which amount represents the Company’s good faith estimate of the Company’s current assets shown on the Hotel balance sheet (exclusive of any FF&E Reserves) less the Company’s current liabilities shown on the Hotel balance sheet at the close of business on the Closing Date. The Contributors shall be permitted an opportunity to review the books and records of the Company prior to the Closing Date (and for sixty (60) days thereafter) to verify the calculation of Purchased Working Capital and all other working capital as of the Closing Date. Within such sixty (60) day period, the parties hereto agree to calculate actual working capital as of the Closing Date (including any amounts in any escrow or reserve accounts as of the Closing Date). In the event that actual working capital at Closing is more or less than the Purchased Working Capital, then the Contributors shall pay to the Acquiror an amount equal to the amount by which actual working capital as of the Closing Date is less than the Purchased Working Capital, and the Acquiror will pay to the Contributors an amount equal to the amount by which actual working capital as of the Closing Date exceeds the Purchased Working Capital. Any such amount payable by the Acquiror to the Contributors shall be allocated among the Contributors in proportion to the number of Units issuable to each Contributor pursuant to Schedule 1 hereof. Each Contributor shall bear its pro rata portion of any amount payable by the Contributors to the Acquiror on the basis of the number of Units issuable to each Contributor hereunder. Each Contributor (by its execution hereof) hereby acknowledges and agrees any such adjustments shall be paid in cash to the party entitled thereto, and such adjustments shall be deemed final. Payment, if any, shall be made within 15 days of calculating working capital as of the Closing Date.

1.5 Deposit. Within five (5) business days after the full execution of this Agreement, the Acquiror shall pay to each Contributor the sum of Ten Dollars ($10.00) (the “Deposit”) as consideration for such Contributor entering into this Agreement. The Deposit shall be deemed earned and non-refundable immediately upon payment of the Deposit (except if the Contributor defaults hereunder, in which event the Deposit shall be promptly refunded to the Acquiror).

1.6 Redemption Rights for Units. The Units shall be redeemable at the option of the holders of such Units and in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

1.7 Tax Consequences to Contributors. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” “purchase,” and “pay,” the parties hereto acknowledge and agree that it is their intent that the contribution transaction contemplated hereby with respect to the Contributed Assets shall be treated for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), as the contribution of the Contributed Assets by the Contributors to the Acquiror, in exchange for the Units, the Deposit and any payments made by Acquiror pursuant to Section 1.2 or Section 4.4, and not as a transaction in which any Contributor is acting other than in its capacity as a prospective partner in the Acquiror.

1.8 Tax Indemnity. In conjunction with the contributions contemplated by this Article I, each Contributor will execute and deliver the Tax Indemnity (as defined hereinafter) in the form attached as Exhibit 1.8.

ARTICLE II

REPRESENTATIONS AND COVENANTS

2.1 Representations by Acquiror. The Acquiror hereby represents and warrants unto each Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) Organization and Power. The Acquiror is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder have been duly authorized by all requisite action of the Acquiror and require no further action or approval of the Acquiror’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquiror. This Agreement constitutes the legal, valid and binding obligation of Acquiror and is enforceable in accordance with its terms.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquiror has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquiror.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquiror in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquiror, (iii) could materially and adversely affect the ability of the Acquiror to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

(d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”). Each Contributor shall be admitted as a limited partner of the Acquiror as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis.

(e) Consents. Except as may otherwise be set forth in Schedule 2.1(e) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquiror has been obtained or will be obtained on or before the Closing Date.

(f) Brokerage Commission. The Acquiror has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquiror. The Acquiror hereby agrees to indemnify and hold the Contributors and each of their employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

2.2 Representations by Contributors. Each Contributor (except as otherwise indicated herein) hereby represents and warrants unto the Acquiror, jointly and severally, that each and every one of the following statements is true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date.

(a) Organization and Power. Each of the Contributor and the Company is duly organized, validly existing, and in good standing under the laws of the state of its organization. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor’s members or managers or directors or shareholders or partners, as the case may be, or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Contributor. This Agreement constitutes the legal, valid and binding obligation of each Contributor and is enforceable in accordance with its terms.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the Contributor’s organizational documents, or any regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Contributed Assets.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor, the Company or the Hotel in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Company or the Hotel, (C) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Contributed Assets, any part thereof, or any interest therein, or (E) could adversely affect the Contributed Assets, any part thereof, or any interest therein.

(d) Good Title. (A) The Contributor is the sole owner of the ownership interests in the Contributed Assets specified in Schedule 1 (the “Contributor’s Assets”), (B) the Contributor has good title to the Contributor’s Assets, (C) the Contributor’s Assets are free and clear of all liens, encumbrances, pledges, voting agreements, and security interests whatsoever, and (D) the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributor’s Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributor’s Assets, and Contributor has full power and authority to convey the Contributor’s Assets free and clear of any liens, claims and encumbrances and upon delivery of the Assignment attached hereto in the form of Exhibit A to Acquiror and Acquiror will acquire good title thereto, free and clear of any liens, claims and encumbrances. The Company owns the Hotel and the Property beneficially and of record free and clear of any liens, claims, encumbrances, mortgages, security interests, deed of trust, easements, purchase rights or any other right of any nature of any third party except as set forth on Schedule 2.2(d).

(e) No Consents. Except as may otherwise be set forth in Schedule 2.2(e) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party, including, but not limited to lenders and franchisors, or any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby has been obtained or will be obtained on or before the Closing Date.

(f) Operation of Contributed Assets. Between the date hereof and the Closing Date, the Contributor will take such action as may be necessary to cause the Company to (A) operate its business only in the usual, regular, and ordinary manner consistent with such entity’s prior practice and (B) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. Except as otherwise permitted hereby, from the date hereof until the Closing Date, the Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Assets, the Property, the Hotel, or the Acquiror’s ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) would cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

(g) Operating Agreement. The Limited Liability Company Agreement of the Company, dated as of April 25, 1996, and subsequently amended on May 1, 1996, September 23, 1998 and January 2, 2003 (the “Operating Agreement”) is in force and effect as of the date hereof, and has not been modified or amended and a true and accurate copy of such agreement as amended to date has been provided to Acquiror. The Contributor has performed all of its obligations under the Operating Agreement.

(h) Securities Law Matters. (A) In acquiring the Units and engaging in this transaction, neither the Contributors nor any member of a Contributor is relying upon any representations made to it by the Acquiror, or any of its partners, officers, employees, or agents that are not contained herein. Contributor is aware of the risks involved in investing in the

Units and in the shares of common stock (“Common Stock”) of the REIT, issuable upon redemption of such Units. Contributor has had an opportunity to ask questions of, and to receive answers from, the Acquiror or a person or persons authorized to act on its behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquiror and the REIT. Contributor confirms that all documents, records, and information pertaining to its investment in the Acquiror that have been requested by it, including a complete copy of the form of the Partnership Agreement, have been made available or delivered to it prior to the date hereof. Contributor represents and warrants that it has reviewed and approved the form of the Partnership Agreement attached hereto as Exhibit B.

(B) Contributor and each member thereof understands that neither the Units nor the shares of Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, Contributor may distribute the Units to its members that (1) have represented and warranted to the Acquiror in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (2) have executed the Partnership Agreement as limited partners. Contributor understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold by Contributor without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

(i) Accredited Investor. Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act.

(j) Tax Matters. (A) The Company has filed within the time and in the manner prescribed by law all material federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by such entity under the laws of the United States and of each state or other jurisdiction in which such entity conducts business activities requiring the filing of tax returns or reports except for such returns or reports where the failure to file would not have a material adverse effect on the Company or the Contributed Assets. All tax returns and reports filed by the Company are true and correct in all material respects. The Company has paid in full all taxes of whatever kind or nature for the periods covered by such returns. The Company has not been delinquent in the payment of any tax, assessment, or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Company as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of the Company accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Company or any of its assets. The federal, state, and local tax returns of the Company have not been audited, nor has the Company received any notice of any federal, state, or local audit.

(B) Each Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Contributor’s Assets to the Acquiror and the receipt of Units as consideration therefor, (ii) Contributor’s admission as a limited partner of the Acquiror, and (iii) any other transaction contemplated by this Agreement. Each Contributor further represents and warrants that it has not relied on the Acquiror or the Acquiror’s representatives or counsel for such tax advice.

(k) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to the Contributor or the Company. As used herein, “Act of Bankruptcy” shall mean if a party hereto or any member or manager thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

(l) Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquiror and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

(m) Liabilities, Indebtedness. Except as set forth in Schedule 2.2(m), the Company has not incurred any indebtedness related to the Hotel or the Property except in each instance for trade payables and other customary and ordinary expenses in the normal course of business.

(n) Leases. Schedule 2.2(n) attached hereto is a true, correct and complete schedule of all ground leases, restaurant leases, subleases and other rights of occupancy in effect with respect to the Hotel and the Property (collectively, the “Leases”). Except as set forth on Schedule 2.2(n), there are no other leases, subleases, tenancies or other rights of occupancy in effect with respect to the Hotel or the Property. Except as set forth on Schedule 2.2(n), all such Leases are valid and enforceable and presently in full force and effect, and none of the Leases have been assigned and all brokerage commissions, if any, payable under any of the Leases have been paid or will be paid by the Company, prior to the Closing. To the best knowledge of Contributor, no party to any Lease is in default under such Lease, and Contributor does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under such Leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise or on the earnings, business affairs or business prospects of the Company. No tenant under any of the Leases has an option or right of first refusal to purchase the premises demised under such Lease. The consummation of the transactions contemplated by this Agreement will not give rise to any breach, default or event of default under any of the Leases. None of the Leases requires the consent or approval of any party in connection with the transactions contemplated by this Agreement.

(o) Insurance. The Company currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Hotel as set forth on Schedule 2.2(o) attached hereto. All such insurance coverage shall be maintained in full force and effect through the Closing and all premiums due and payable thereunder have been, and shall be, fully paid when due.

(p) Personal Property. All equipment, fixtures and personal property located at the Hotel shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

(q) Environmental Conditions.

(A) As of the date of this Agreement and as of the Closing, and except as set forth in the environmental reports and materials previously delivered to Acquiror which are listed on Schedule 2.2(q) attached hereto (collectively, “Environmental Reports”), to the best of Contributors’ knowledge, information and belief, the Property (which for purposes of this Section 2.2(q) shall include all leased and vacant space, land surface water, groundwater and any and all improvements located on, in or under the Property) is now and will be at the Closing free of all contamination which exists as or has arisen from, directly or indirectly:

(1) any “hazardous waste,” “underground storage tanks,” “petroleum,” “regulated substance,” or “used oil” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901, et seq.), as amended (“RCRA”), or by any regulations promulgated thereunder;

(2) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as amended (“CERCLA”), or by any regulations promulgated thereunder (including without limitation asbestos, radon, mold and lead-based paint);

(3) any “oil” or other “hazardous substance” as defined by the Oil and Hazardous Substance Control Act of 1976, as amended, or by and regulations promulgated thereunder;

(4) any substance the presence of which on, in or under the Property is prohibited or regulated by any federal, state or local environmental law (an “Environmental Law”); and

(5) any other hazardous materials as to which remedial action is required under applicable Environmental Laws (together with substances described in subsections (a) – (d), “Hazardous Materials”).

(B) To the best of Contributors’ knowledge, information, and belief, as of the date of this Agreement and as of the Closing, and except as set forth in the Environmental Reports:

(1) the Property is now and will be at the Closing free from asbestos and any asbestos containing materials (including without limitation the presence of any asbestos in the insulation or other materials used comprising any part of the improvements), mold, radon and lead-based paint that would have a material adverse effect on the Property;

(2) to the knowledge of Contributor, the Company has not placed, located, sited or buried any underground storage tanks at the Property and to the knowledge of Contributor, no underground storage tanks are located on, at or under the Property;

(3) to the knowledge of Contributor, the Property does not appear on any state or federal CERCLA, RCRA, Superfund or other similar lists and, to the knowledge of Contributor, the Property is not proposed to be included on any such list;

(4) to the knowledge of Contributor, the Company has never used any part of the Property as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA and no part of the Property has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA;

(5) to the knowledge of Contributor, no notice of violation or other written communication has been received by the Company or any predecessor in title from a governmental agency or other entity or person, alleging or suggesting any violation of any Environmental Law on or with respect to the Property;

(6) to the knowledge of Contributor, neither the Company nor any of such Company’s agents, licensees or invitees have placed or permitted the placement of any Hazardous Materials in, on, under or over the Property in violation of any Environmental Law;

(7) to the knowledge of Contributor, no other party has placed any Hazardous Material in, on, under or over any of the Property in violation of any Environmental Law; and

(8) to the knowledge of Contributor, the Property is not subject to any federal, state or local lien (including any “Superfund” lien), proceedings, claim, liability, or action, or the threat or likelihood thereof, relating to the clean-up, removal or remediation of any Hazardous Material from the Property and the Company has not received any request or information from the United States Environmental Protection Agency or any other public, governmental or quasi-governmental agency or authority with jurisdiction over any Environmental Law.

(r) Compliance With Laws. To the best of Contributors’ knowledge, information, and belief, the Company possesses such certificates, approvals, licenses, authorities or permits issued by the appropriate local, state or federal agencies or bodies necessary to conduct the business to be conducted by it, and, to the knowledge of Contributor, the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, approval, license, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Property or the Hotel. To the best of Contributors’ knowledge, information, and belief, the Company has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act (“ADA”) or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property or the Hotel, which remains uncured. The Property and the Hotel have been constructed and is operated in accordance with all applicable laws, ordinances, rules and regulations. All approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations have been obtained, and such approvals will not be invalidated by the consummation of the transactions contemplated by this Agreement; provided, however, the Property and the Hotel (including, all improvements) are substantially in compliance with the ADA.

(s) Condemnation and Moratoria. Except as set forth on Schedule 2.2(s), to the best of Contributors’ knowledge, information, and belief, there are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Property; (ii) no pending or, to the knowledge of Contributor, threatened moratoria on utility or public sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements, including without limitation tenant improvements, which affect or would affect any portion of the Property; and (iii) no pending or, to the knowledge of Contributor, threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district and there are no graveyards or burial grounds located within the Property.

(t) Condition of Improvements. To the best of Contributors’ knowledge, information, and belief, there is no material defect in the condition of (i) the Property or the Hotel, (ii) the improvements thereon, (iii) the roof, foundation, load-bearing walls or other structural elements thereof, or (iv) the mechanical, electrical, plumbing and, safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

(u) Absence of Certain Changes. To the best of Contributors’ knowledge, information, and belief, since December 31, 2003, except as set forth or referred to on Schedule 2.2(u), there has not been with respect to the Company:

(A) any material adverse change in the financial condition of the Company, Hotel or Property;

(B) any change in the condition of the Property, Hotel or the business or liabilities of the Company except normal and usual changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse;

(C) any damage, destruction or loss, whether or not covered by insurance, individually or in the aggregate, materially and adversely affecting the Property or Hotel;

(D) any change in the accounting methods or practices with respect to the Hotel or the Property or in depreciation or amortization policies theretofore used or adopted;

(E) any material liability with respect to the Hotel or the Property, contingent or otherwise, other than for operating expenses, obligations under any executory contracts disclosed on Schedule 2.2(u) hereof incurred for fair consideration and taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

(F) any other material change in the business of the Company.

(v) ERISA. The Company has no (i) labor agreement to which it is a party, or by which it is bound, including “employee pension benefit plans” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) employment, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, welfare or incentive plan, fund, program or contract to which it is a party, or by which it is bound; (iii) written or other formal personnel policies; or (iv) plan or agreement under which “fringe benefits” (including, but not limited to, vacation plans or programs, sick leave plans or programs, and related benefits) are afforded to its employees.

(w) No Contracts. No agreements, undertakings or contracts affecting the Hotel or the Property, written or oral, will be in existence as of the Closing, except as set forth on Schedule 2.2(w) attached hereto, and true and correct copies of such contracts have been delivered to Acquiror. With respect to any such contracts set forth on Schedule 2.2(w), each such contract is valid and binding on the Company and is in full force and effect in all material respects. To the knowledge of Contributor, no party to any such contract has breached or defaulted under the terms of such contract, except for such breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the business or operations of the Hotel or the Property.

(x) Disclosure. The representations and warranties contained in this Agreement (including Schedules and Exhibits) or in any information, statement, certificate or agreement furnished or to be furnished to Acquiror by Contributor in connection with the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.3 Satisfaction of Conditions. The Acquiror hereby covenants that the Acquiror shall use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in Section 3.2 hereof; and the Contributors shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Contributor in writing. Each Contributor hereby covenants that it shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(a), (b) and (c) hereof, and (B) cooperate and assist in the Acquiror’s efforts to satisfy the conditions set forth in subsection 3.1(g) hereof; and the Acquiror shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquiror in writing.

2.4 Contributor’s Indemnity. Each Contributor agrees to indemnify and hold the Acquiror, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Acquiror or the REIT may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Contributed Assets and the operation of the Hotel prior to the Closing Date.

2.5 Acquiror’s Indemnity. The Acquiror agrees to indemnify and hold the Contributors and their employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys’ fees) which the Contributors may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Contributed Assets or the operation of the Hotel subsequent to the Closing Date.

ARTICLE III

CONDITIONS PRECEDENT TO THE CLOSING

3.1 Conditions to Acquiror’s Obligations. In addition to any other conditions set forth in this Agreement, the Acquiror’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquiror’s obligations under this Agreement.

(a) Contributors’ Obligations. Each Contributor shall have performed all obligations of such Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquiror, all of the documents and other information required of the Contributor pursuant to Section 4.2.

(b) Contributors’ Representations and Warranties. The representations and warranties of the Contributors set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

(c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

(d) No Material Adverse Change. Since the Effective Date, there shall have been no material adverse effect on, or a material adverse change in, the business, financial condition or operations of the Company or the Hotel as presently conducted.

(e) Completion of IPO. The IPO shall have been completed.

(f) Consent of Franchisor. The Franchisor of the Hotel shall have consented to the transaction contemplated herein on terms and conditions that are acceptable to Acquiror in its sole discretion.

(g) Third Party Consents. All required third party consents will have been obtained or otherwise waived.

3.2 Conditions to Contributors’ Obligations. In addition to any other conditions set forth in this Agreement, the obligations of the Contributors to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor’s obligations under this Agreement.

(a) Acquiror’s Obligations. The Acquiror shall have performed all obligations of the Acquiror hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquiror pursuant to Section 4.3.

(b) Acquiror’s Representations and Warranties. The Acquiror’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

(c) Completion of IPO. The IPO shall have been completed.

ARTICLE IV

CLOSING AND CLOSING DOCUMENTS

4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of the Acquiror in Greenbelt, Maryland, or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the “Closing Date”), or as otherwise set by agreement of the parties hereto. If at any time the REIT determines in good faith to abandon or discontinue its efforts to engage in an IPO, Acquiror shall so advise each Contributor in writing and thereupon all parties hereto will be relieved of all obligations under this Agreement.

4.2 Contributor’s Deliveries. At the Closing, each Contributor shall deliver the following to the Acquiror in addition to all other items required to be delivered to the Acquiror by the Contributor:

(a) Assignment of Contributed Assets. Each Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit A attached hereto, granting and conveying to the Acquiror good and indefeasible title to the Contributor’s Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

(b) Execution of Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by each Contributor, as limited partner.

(c) FIRPTA Certificate. An affidavit from each Contributor certifying pursuant to Section 1445 of the Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

(d) Tax Indemnity. Each Contributor shall have executed a tax indemnity and debt maintenance agreement and related guaranty (the “Tax Indemnity”) in the form of Exhibit 1.8 to reflect the allocation of indebtedness to each Contributor in an amount not to exceed such Contributor’s negative balance in the capital account maintained by the Company for such Contributor as of the Closing Date.

(e) Other Documents. Any other document or instrument reasonably requested by the Acquiror or required hereby.

4.3 Acquiror’s Deliveries. At the Closing, the Acquiror shall deliver the following to the Contributors:

(a) Certificates for Units. Certificates representing Units duly issued by the Acquiror in the name of the Contributor as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.

(b) Executed Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by its general partner.

(c) Tax Indemnity. Acquiror shall have executed a Tax Indemnity with each of the Contributors.

(d) Other Documents. Any other document or instrument reasonably requested by a Contributor or required hereby.

4.4 Fees and Expenses; Closing Costs. The Acquiror shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that each Contributor shall pay its own attorneys’ and consultants’ fees and expenses. In the event the Closing does not occur as a result of a failure to conclude an IPO, the Company agrees to pay to Acquiror 44.1% of the actual out-of-pocket costs incurred by Acquiror and its affiliates in connection with the proposed IPO of the REIT, which the Company agrees represents the pro rata share of the expected transaction costs of the Contributors; provided, however, that such payment shall not exceed $500,000. Each Contributor acknowledges and agrees, by executing this Agreement, that it will benefit from such an IPO and, as a consequence, the Company will bear a portion of its costs if such transaction is not completed.

4.5 Default Remedies. If the Closing fails to occur due to a default by the Acquiror, the Contributors shall retain the Deposit as such Contributor’s sole and exclusive remedy for such default, and the Contributor hereby waives any right it may have to damages (compensatory, consequential or otherwise) from the Acquiror as a result of such default. If a Contributor defaults in performing any of the Contributor’s obligations under this Agreement, the Acquiror shall have all rights and remedies available to it at law or in equity resulting from the Contributor’s default, including without limitation, the right to seek specific performance of this Agreement and the Contributor’s obligation to convey the Contributor’s Assets to the Acquiror hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

Acquiror:
MHI Hospitality L.P.
814 Capitol Landing Road
Williamsburg, VA 23187
Attention: Mr. Andrew M. Sims
Fax No.: (757) 564-8801
Phone No.: (757) 229-5648
E-mail: drewsims@mhihotels.com
Notices to Contributors shall be sent to the addresses specified on Schedule 1.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties hereto, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquiror upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquiror of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributor or the Acquiror either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by the Acquiror or the Contributors without the prior approval of the other party hereto; provided, however, that the Acquiror may assign this entire agreement or a right to acquire all or any portion of the Contributed Assets to a direct or indirect subsidiary or affiliate of Acquiror without approval of the Contributors. This Agreement shall be binding upon, and inure to the benefit of, each Contributor, the Acquiror, and their respective legal representatives, successors, and permitted assigns.

5.5 Article Headings. Article headings and article and Section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Section 1.2 hereof) shall survive the Closing.

5.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquiror and the Contributors, each of the Acquiror and each Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other party hereto may reasonably require to consummate the transaction contemplated hereunder.

5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Confidentiality. The Contributor acknowledges that the matters relating to the REIT, the initial underwritten public offering of the REIT, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, each Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 5.11), without the Acquiror’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to a Contributor’s key employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 5.11. In the event that a Contributor or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquiror promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.11. In the event that no such protective order or other remedy is obtained, or that the Acquiror waives compliance with the terms of this Section 5.11, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Each Contributor acknowledges that remedies at law may be inadequate to protect the Acquiror or the REIT against any actual or threatened breach of this Section 5.11, and, without prejudice to any other rights and remedies otherwise available, each Contributor agrees to the granting of injunctive relief in favor of the REIT and/or the Acquiror without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c). Receipt of confidential information of Acquiror or any of its affiliates by Contributors constitutes each of Contributor’s acknowledgement that it is aware that applicable securities laws may impose restrictions on each of them from purchasing or selling securities of the

REIT, and each Contributor agrees not to purchase or sell securities of the REIT, or any affiliate of the REIT, in violation of applicable securities laws.

[Signatures follow on next page]

The parties hereto have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

CONTRIBUTORS:

MHI Hotels Services LLC

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Its:	President

Krichman Revocable Trust

By:	/s/ Edward S. Stein
Name:	Edward S. Stein
Its:	Trustee

Krichman Charitable Trust

By:	/s/ Edward S. Stein
Name:	Edward S. Stein
Its:	Trustee

ACQUIROR:

MHI Hospitality LP

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Its:	CEO

Capitol Hotels Associates LP

EXHIBIT A

Assignment

[                    ] (“Assignor”), for good and valuable consideration paid to the Assignor by MHI Hospitality LP, a Delaware limited partnership (“Assignee”), pursuant to the Contribution Agreement dated as of                     , 2004, by and between Assignor and Assignee (the “Agreement”) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this day of                     , 2004

[Assignor]

By:
Name:
Its:

Accepted on , 2004:

MHI Hospitality LP

By:
Name:
Its:

Exhibit 1.8

TAX INDEMNITY AND DEBT MAINTENANCE AGREEMENT

This TAX INDEMNITY AND DEBT MAINTENANCE AGREEMENT (this “Agreement”), dated as of                     , 2004, is entered into by and among MHI Hospitality Corporation (the “REIT”), MHI Hospitality LP (the “Operating Partnership”) and the Persons named on Exhibit A hereto (the “Contributors”).

WHEREAS, in connection with the execution and delivery of the Contribution Agreement, as defined below, the Contributors have agreed to contribute all of the ownership interests (the “Contributed Interests”) in the entity that owns the Hilton Savannah DeSoto, Savannah, Georgia (the “Property”) to the Operating Partnership in exchange for, among other things, Units in the Operating Partnership; and

WHEREAS, the REIT and the Operating Partnership desire to evidence their agreement regarding amounts that may be payable as a result of certain actions being taken by the Operating Partnership regarding its debt and assets.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.

(a) In this Agreement, the following terms shall have the following meanings:

“Applicable Tax Rate” means, as to any given Taxable Event, the Tax Rate applicable to income or gain having the same character as that arising from such Taxable Event, for example, by way of illustration and not limitation, (i) the Tax Rate applicable to ordinary income if the Taxable Event gave rise to ordinary income, (ii) the Tax Rate applicable to long-term capital gain if the Taxable Event gave rise to long-term capital gain, or (iii) the Tax Rate applicable to unrecaptured section 1250 gain if the Taxable Event gave rise to unrecaptured section 1250 gain.

“Code” means the Internal Revenue Code of 1986, as amended, and any replacement to such provisions.

“Contribution Agreement” means the Contribution Agreement between the Operating Partnership and the Contributors dated as of August     , 2004.

“Current Tax Excess” means with respect to each Taxable Period and each Taxable Event, an amount equal to the product of (i) product of (a) the taxable income or gain allocable to or otherwise reportable by a Protected Person during such Taxable Period resulting from the occurrence of the Taxable Event and (b) the Sliding Scale Percentage, and (ii) the Applicable Tax Rate. For purposes of the foregoing calculation, the taxable income or gain allocable to or otherwise reportable by a Protected Person will be limited to the amount of any gain or income

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allocated to a Protected Person pursuant to section 704(c) of the Code (as reduced by any applicable adjustment to the tax basis of the assets of the Operating Partnership with respect to such Protected Person pursuant to section 754 of the Code).

“Damages” means with respect to each calendar year and each Protected Person, an amount equal to the Current Tax Excess divided by the difference of: one minus the Applicable Tax Rate for ordinary income.

“Disposition” means any sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange, or any swap agreement or other arrangement that transfers all or a portion of the economic consequences associated with the Units of the Protected Person, provided that the following shall not constitute Dispositions: (i) a pledge of all or a portion of the Units of the Protected Person to secure bona fide indebtedness that does not exceed sixty percent (60%) of the value of the pledged Units of the Protected Person at the time such indebtedness is incurred so long as no foreclosure has occurred; (ii) any pledge of Units to the Operating Partnership; and (iii) a Permitted Disposition.

“Federal Rate” means, with respect to a Taxable Event, the highest marginal federal income tax rate applicable to income or gain having the same character as the income or gain arising from such Taxable Event applicable to the Protected Person in effect for the Taxable Period in issue, taking into account the deductibility of state income taxes payable at the related State Tax Rate by the affected Protected Person, without regard to any limitations on such deduction applicable solely to such Protected Person.

“Guarantee Agreement” means a guarantee, indemnity or contribution agreement (reasonably acceptable to the Operating Partnership) by and among one or more of the Operating Partnership, the REIT, the applicable Guarantor or Guarantee Partner and possibly a lender (or with a lender as a third party beneficiary), pursuant to which a Guarantor or Guarantee Partner, in its sole and absolute discretion, bears the economic risk of loss, within the meaning of Treasury Regulation section 1.752-2, of certain of the Qualifying Debt of the Operating Partnership, including through “bottom dollar” guarantees.

“Guaranteed Debt” means the debt guaranteed by a Protected Person or other Guarantee Partner pursuant to a Guarantee Agreement.

“Guarantee Partner” means a person who guarantees debt of the Operating Partnership in connection with its contribution of property (other than the Property) to the Operating Partnership in exchange for Units.

“Guarantor” means any Protected Person, Person the income of which is taxable to one or more Protected Persons, or Guarantee Partner who executes a Guarantee Agreement.

“Maximum Guarantee Amount” means the maximum amount of Qualifying Debt that a Contributor (or Protected Persons (pro rata if more than one) deriving their status as Protected Persons through such Contributor) may guarantee as set forth on Exhibit A hereto.

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“Permitted Disposition” means a disposition to (i) a member of the immediate family or an affiliate of the applicable Contributor, (ii) a charitable organization a contribution to which would be deductible pursuant to section 170 of the Code, (iii) any partnership, limited liability company or trust, the partners, members or beneficiaries, as applicable, of which are exclusively one or more of the Contributor or members of the immediate family or affiliates of the Contributor and/or a charitable organization a contribution to which would be deductible pursuant to section 170 of the Code, or (iv) in the case of a Contributor that is a trust, partnership, limited liability company or corporation, a beneficiary, partner, member or shareholder of such Contributor, provided that any such disposition shall not involve a disposition for value (other than the issuance or redemption of an interest in the transferor or a reduction in the transferor’s share of liabilities of the Operating Partnership).

“Permitted Transferee” means any Person who acquires Units pursuant to a Permitted Disposition.

“Person” means and includes an individual, a general partnership, limited partnership, a joint venture, a corporation (including a business trust), limited liability company, joint stock company, trust, joint venture or other entity, unincorporated association or a governmental authority.

“Protected Period” means, as to each Protected Person, the period commencing on the closing date (or the first closing date, if there is more than one closing date) of the contributions of the Contributed Interests pursuant to the Contribution Agreement and ending on the earlier of (i) the tenth anniversary of the closing date (or final closing, if there is more than one closing date) of the contributions pursuant to the Contribution Agreement or (ii) as to such Protected Person, the first date that the Unit Sales Restriction is not satisfied.

“Protected Person” means a Contributor, a Permitted Transferee, or in the case of a Contributor or Permitted Transferee the income of which is taxable to one or more other Persons for federal income tax purposes, such other Persons; provided, however, that in the case of a Permitted Transferee that is a charitable organization a contribution to which would be deductible pursuant to section 170 of the Code or a partnership, limited liability company or trust, one or more of the partners, members or beneficiaries, as applicable, of which is a charitable organization a contribution to which would be deductible pursuant to section 170 of the Code, such charitable organization shall not be a Protected Person. The REIT and the Operating Partnership acknowledge and agree that all Persons who are taxable on the income of a Contributor or Permitted Transferee are third-party beneficiaries of this Agreement.

“Qualifying Debt” means indebtedness of the Operating Partnership that is:

(i) In the case of indebtedness secured by any property or other asset of the Operating Partnership and not recourse to all of the assets of the Operating Partnership, the aggregate amount of all indebtedness secured by such property must not exceed seventy-five percent (75%) of the fair market value (as determined by the Board of Directors of the REIT in its reasonable judgment) of such property at the time that the Guarantee Opportunity is first

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effective. Nonrecourse debt of a subsidiary of the Operating Partnership shall be treated as debt of the Operating Partnership provided the Operating Partnership guarantees such debt and will permit the Protected Person to indemnify the Operating Partnership from certain losses associated with such guarantee on terms which are similar to those set forth in such Protected Person’s Guarantee Agreement and reasonably acceptable to the Operating Partnership and the Protected Person;

(ii) In the case of indebtedness that is recourse to all of the assets of the Operating Partnership, the indebtedness is at all times the most senior indebtedness recourse to all the assets of the Operating Partnership (but there shall not be a prohibition against other indebtedness that is pari passu with such indebtedness) and the amount of the indebtedness outstanding is at all times at least equal to one hundred fifty percent (150%) of the aggregate amount of the guarantees provided with respect to such indebtedness;

(iii) Any debt which satisfies requirement (i) or (ii) above will not be Qualifying Debt if and when either of the following occurs:

(A) There are other guarantees with respect to the same indebtedness that are prior to (i.e., with less economic risk) the Guarantee Opportunity provided to the Protected Persons pursuant hereto; or

(B) There are other guarantees with respect to the same indebtedness that are pari passu with the Guarantee Opportunity provided to the Protected Person pursuant hereto, and the amount of all such guarantees (including the Protected Person’s guarantee) exceed seventy five percent (75%) of the fair market value of the real estate which is security for such indebtedness measured at the time any such guarantee is first effective (as determined by the Board of Directors of the REIT in its reasonable judgment).

Notwithstanding the foregoing, there shall be no prohibition on guarantees of other portions of Qualifying Debt, and the above limitations shall not apply with respect to any guarantee of such debt by the REIT, provided each Protected Person is offered the opportunity to enter into an agreement with the REIT providing that such Protected Person will indemnify the REIT from certain losses associated with such debt on terms which are similar to those set forth in the Guarantor’s Guarantee Agreement with respect to the debt of the Operating Partnership.

“Sliding Scale Percentage” means 100% for each Taxable Period prior to the fifth anniversary of the Closing Date; 50% for each Tax Period following the fifth and prior to the sixth anniversary of the Closing Date; 40% for each Tax Period following the sixth and prior to the seventh anniversary of the Closing Date; 30% for each Tax Period following the seventh and prior to the eighth anniversary of the Closing Date; 20% for each Tax Period following the eighth and prior to the ninth anniversary of the Closing Date; 10% for each Tax Period following the ninth and prior to the tenth anniversary of the Closing Date; 0% for every year thereafter.

“State Tax Rate” means with respect to each Taxable Event the highest marginal state tax rate applicable to income or gain having the same character as the income or gain arising from such Taxable Event applicable to the Protected Person in effect for the Taxable Period in issue;

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and shall be determined with respect to the state in which such income is taxable to the Protected Person having the highest marginal state tax rate, whether such state is the one in which the applicable property is located or the state of residence of the Protected Person subject to the provisions of Section 2(g)(iii). Appropriate adjustments shall be made if more than one non-federal income tax applies within a state.

“Taxable Event” means, with respect to each Protected Person, an event described in Section 2(a) giving rise to the requirement of the REIT or the Operating Partnership to pay Damages, subject to the provisions of Section 2(f).

“Taxable Period” means with respect to a Taxable Event the calendar year in which such Taxable Event occurs but if during such calendar year the State Tax Rate or Federal Tax Rate changes, each portion of the calendar year having a different Applicable Tax Rate shall be considered a separate Taxable Period.

“Tax Rate” means with respect to a Taxable Event the sum of the State Tax Rate plus the Federal Rate.

“Units” has the meaning ascribed to it in the Contribution Agreement.

“Units Sale Restriction” means as to any Contributor or any of its Permitted Transferees, that the Contributor and each of its Permitted Transferees shall have satisfied this requirement with respect to a period if at the end of such period, aggregate Dispositions by the Contributor and its Permitted Transferees of Units received pursuant to the Contribution Agreement have not caused the aggregate Units then owned by the Contributor and its Permitted Transferees to be less than twenty-five percent (25%) of the aggregate Units issued to the Contributor pursuant to the Contribution Agreement.

(b) Additional Definitions. Capitalized terms used in this Agreement and not defined in Section 1(a) or elsewhere in this Agreement shall have the respective meanings ascribed to such terms in the Contribution Agreement.

(c) Section References. The Section headings herein are for reference only and shall not affect the construction hereof.

(d) Interpretation. No provisions of this Agreement shall be interpreted or construed against any person solely because that Person or its legal representative drafted such provision.

Section 2. Damages.

(a) The REIT and the Operating Partnership, jointly and severally, agree to pay to a Protected Person, in accordance with Section 2(b) below, an amount equal to the Damages incurred by a Protected Person as a result of the occurrence of the following events:

(i) If, during the Protected Period, there occurs a direct or indirect sale, exchange, or disposition of any Property or any interest therein by the Operating Partnership or its subsidiaries resulting in the allocation of income or gain to such Protected Person or a Person the income of which is taxable to such Protected Person under section 704(c) of the Code; and

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(ii) If, during the Protected Period, the Operating Partnership fails to satisfy its obligations under Section 3 of this Agreement and such failure causes such Protected Person to recognize taxable income or gain as a result of such failure.

Any transfer of assets of the Operating Partnership or a subsidiary thereof will be deemed a taxable disposition of such assets for their fair market values for purposes of unless (i) such disposition qualifies as a like-kind exchange under section 1031 of the Code, or an involuntary conversion under section 1033 of the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the nonrecognition of gain under section 721 or section 351 of the Code, or a merger or consolidation of the Operating Partnership with or into another entity that qualifies for taxation as a “partnership” for federal income tax purposes (a “Successor Partnership”)), in each case that does not result in the recognition of any taxable income or gain to the Protected Person with respect to the Property; provided, however, that: (1) in the event of a disposition of a Property under section 1031 or section 1033 of the Code or pursuant to another tax deferred transaction, any property that is acquired in exchange for or as a replacement for such Property shall thereafter be considered that Property for purposes of this Agreement; (2) if a Property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Operating Partnership in such entity shall thereafter be considered that Property for purposes of this Agreement, and if the acquiring entity’s disposition of such Property would cause the Protected Person to recognize gain or loss as a result thereof, the transferred Property still shall be considered that Property for purposes of this Agreement; and (3) in the event of a merger or consolidation involving the Operating Partnership and a Successor Partnership, the Successor Partnership shall have agreed in writing for the benefit of the Protected Person that all of the restrictions of this Agreement shall apply with respect to each Property, or (ii) with respect to each Protected Person, the adjusted taxable basis of the Property has increased in the hands of the Operating Partnership to fair market value as a result of a taxable disposition of the Units received in the Formation Transactions or otherwise, such that a taxable disposition of such Property by the Operating Partnership would not result in the allocation of taxable gain to the Protected Person pursuant to section 704(c) of the Code.

(b) Within 90 days after the occurrence of any event specified in Section 2(a), the REIT or the Operating Partnership will (i) pay all Damages then due to the Protected Person and (ii) provide sufficient documentation to support the calculation of the amounts paid.

(c) The making of a payment by the REIT or the Operating Partnership under this Section 2 shall be the sole and exclusive remedy of the Protected Person with respect to any tax liability incurred in connection with this Agreement or the transactions contemplated hereby.

(d) Each Protected Person shall have the right to review or audit (i) records of asset sales and disposition by the Operating Partnership and its subsidiaries, and (ii) the calculation of Damages pursuant to this Agreement.

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(e) Nothing contained in this Agreement shall be construed to permit a Protected Person to receive a double benefit or compensation with respect to Damages.

(f) For purposes of determining any Damages under this agreement the following will apply:

(i) Each Taxable Event will be determined solely with respect to a single Taxable Period. If a Taxable Event would otherwise result in taxable income or gain allocable to more than one Taxable Period, the taxable income or gain allocable to each Taxable Period will be treated as arising from a separate Taxable Period and as constituting a separate Taxable Event.

(ii) The use of the term “allocation” in Section 2 shall not be limiting, thus if a Protected Person recognizes taxable income or gain with respect to an event described in Section 2(a), such event will be a Taxable Event notwithstanding that some portion of such taxable income or gain is not subject to the profit and loss allocation provisions of any partnership agreement applicable to the Operating Partnership or is not reported or not required to be reported on any Schedule K-1 to U.S. Form 1065 or any other federal or state tax report or return required to be filed by the Operating Partnership.

(iii) Each Taxable Event will be determined solely with respect to a single character of income or gain. If a Taxable Event would otherwise result in items of taxable income or gain having more than one character, each item of taxable income or gain having the same character shall be treated as a separate Taxable Event.

Section 3. Debt Maintenance Obligation and Guarantee Opportunity.

(a) During the Protected Period, the Operating Partnership shall use commercially reasonable efforts to make available to each Protected Person the opportunity (a “Guarantee Opportunity”) to make, or increase from time to time, a guarantee of Qualifying Debt of the Operating Partnership pursuant to a Guaranty Agreement in an amount not more than such Protected Person’s Maximum Guarantee Amount. During the Protected Period, if Guaranteed Debt is to be repaid and, immediately after such repayment, the outstanding amount of Guaranteed Debt would be less than the Maximum Guarantee Amount with respect to such Guaranteed Debt, the Operating Partnership shall use commercially reasonable efforts to provide to each Protected Person a new Guarantee Opportunity with respect to Qualifying Debt in an amount equal to the Guaranteed Debt being repaid. In the event that the Operating Partnership is required to use commercially reasonable efforts to offer a Guarantee Opportunity pursuant to this Section 3(a), the Operating Partnership will provide the Protected Person notice of the type, amount and other relevant attributes of the Qualifying Debt with respect to which the Guarantee Opportunity is offered at least ten (10) business days, to the extent reasonably practicable, but in no event less than five (5) business days prior to the earlier of the closing of the incurrence of such debt and the scheduled repayment of the existing Guaranteed Debt. In the event that the Operating Partnership or a related party repurchases outstanding Guaranteed Debt, whether or not such debt is retired, the repurchase thereof shall be treated as a repayment of the Guaranteed Debt for purposes of this Section 3.

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(b) Each Protected Person acknowledges that Guarantee Partners other than such Protected Person have the right to guarantee debt of the Operating Partnership on terms which are similar to the terms set forth in this Agreement. The Operating Partnership shall use commercially reasonable efforts to offer each Guarantee Opportunity to the Guarantee Partners (including such Protected Persons) on a pro rata basis, based on the proportion of each Guarantee Partner’s Guarantee Amount to the aggregate Guarantee Amounts of all Guarantee Partners, unless the Guarantee Partners agree to accept Guarantee Opportunities on other than a pro rata basis.

(c) The Operating Partnership agrees to file its tax returns taking the position that the Guaranteed Debt is allocable to the Guarantor for purposes of section 752 of the Code, absent a determination to the contrary by the Internal Revenue Service. However, the Operating Partnership makes no representation or warranty to any Guarantor, Contributor, or Protected Person that any guarantee entered into pursuant to Section 3(a) shall be respected for federal income tax purposes so as to enable the Guarantor to be considered to bear the “economic risk of loss” with respect to the indebtedness thereby guaranteed by such Guarantor for purposes of either section 752 or section 465 of the Code.

(d) The Operating Partnership shall not be obligated to undertake efforts to maintain any level of indebtedness in excess of the amounts specifically required to meet the obligations set forth above in this Section 3.

Section 4. Conduct of Audits and Litigation. No Protected Person shall have any right to participate in (i) any audit, conference or other proceeding with the Internal Revenue Service or the relevant state or local authorities, or any judicial proceedings concerning the determination of the tax liability of the REIT, the Operating Partnership or any of their subsidiaries, (ii) any administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of any such proceeding or (iii) any compromise or settlement of any adjustment or deficiency proposed, asserted or assessed as a result of any such proceeding.

Section 5. Miscellaneous.

(a) Amendment and Waivers. Any provision of this Agreement may be amended or waived by a Contributor, but only as to itself or himself and not any other Contributor, if, but only if, such amendment or waiver is in writing and is signed by the REIT, the Operating Partnership and the relevant Contributor.

(b) Successors and Assigns. This Agreement shall be binding on the REIT, the Operating Partnership, the Contributors and their respective successors and assigns. If any Contributor constituting a partnership under local law distributes one or more Units to one or more of its partners, each such partner shall be a “Contributor” for purposes of this Agreement without the necessity of any amendment of this Agreement and no consent or waiver of the REIT, the Operating Partnership or any other Contributor shall be required.

(c) Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not

8

have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(d) Entire Agreement. This Agreement sets forth all of the covenants, agreements, conditions, understandings, warranties and representations of the REIT, the Operating

Partnership and the Contributors relative to the subject matter hereof, and any previous agreement among such parties with respect to the subject matter hereof is superseded by this Agreement.

(e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

IN WITNESS WHEREOF, each of the parties hereto has executed this Tax Indemnity and Debt Maintenance Agreement, or caused this Tax Indemnity and Debt Maintenance Agreement to be duly executed on its behalf, as of the date first above written.

MHI Hospitality Corporation.

By:
Andrew M. Sims
President and Chief Executive Officer

MHI Hospitality L.P.

By:
MHI Hospitality Corporation
as general partner

By:
Andrew M. Sims
President and Chief Executive Officer

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MHI Hotels Services LLC

By:
Duly Authorized Signatory

Krichman Revocable Trust
Address:

By:
Duly Authorized Signatory

Krichman Charitable Trust
Address:

By:
Duly Authorized Signatory

10

EXHIBIT A

CONTRIBUTORS; MAXIMUM GUARANTEE AMOUNT

Name	Maximum Guarantee Amount
MHI Hotels Services LLC	1,405,662
Krichman Revocable Trust	38,193
Krichman Charitable Trust	38,193

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GUARANTY

This GUARANTY (“Guaranty”) is executed as of August     , 2004, by                             , a                              (“Guarantor”), in favor of                             , a                              (“Lender”), with reference to the following facts:

Lender has made a loan (the “Loan”) to                             , a                             , (“Borrower”) evidenced by that certain Promissory Note (the “Note”), dated             , in favor of the Lender in the original amount of                              ($            ). The Note is secured by, among other things, a [Deed of Trust] [Mortgage] (the “Deed of Trust”) [an Assignment of Leases (the “Assignment of Leases”). The Deed of Trust encumbers a fee estate in certain real property located in                             , and certain personal property defined therein as the “Property.”

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby agrees, in favor of Lender, as follows:

1. Definitions and Construction.

(a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings: (i) ”Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith; and (ii) ”Guaranteed Obligations” means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Lender pursuant to Section 2 below.

(b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents (as defined in the Deed of Trust) includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Lender, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Lender and Guarantor.

2. Guaranteed Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender, as and for Guarantor’s own debt, until final and indefeasible payment thereof has been made, payment of the Secured Indebtedness (as defined in the Deed of Trust), subject to the following limitations: (a) this Guaranty is and shall be construed to be a guaranty of collection only and not of payment and performance and is therefore conditioned and contingent upon Lender taking all prior actions or proceedings of any kind available to Lender under the Loan Documents to enforce the Loan Documents or any of them, including without limitation, the foreclosure of the security, Lender may at any time hold pursuant to the Loan Documents; and (b) the maximum amount of Guarantor’s liability hereunder shall be an amount equal to                              ($            ) minus the fair market value of the Property.

3. Performance Under This Guaranty. In the event that Guarantor becomes liable for any Guaranteed Obligations pursuant to Section 2 above, Guarantor immediately shall cause such payment to be made.

4. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Loan Documents. Each person executing this Guaranty as Guarantor agrees that it is directly and severally (but not jointly) with any and all other guarantors of the Guaranteed Obligations, liable to Lender, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against each person signing as Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that any release which may be given by Lender to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

5. Waivers.

(a) Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(i) (A) Notice of acceptance hereof; (B) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (D) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (E) notice of any event of default under the Loan Documents; and (F) all other notices (except if such notice is specifically, required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(ii) Except as provided in Section 2, Guarantor’s right by statute or otherwise to require Lender to institute suit against Borrower or to exhaust any rights and remedies which Lender has or may have against Borrower or any collateral for the Guaranteed Obligations provided by Borrower, Guarantor or any third party. In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(iii) (A) Any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, or otherwise, arising by reason of: the impairment or suspension of Lender’s rights or remedies against Borrower; the alteration by Lender of the Guaranteed Obligations; any discharge of the Guaranteed Obligations by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations; (D) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(b) Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Lender; or (ii) any election by Lender under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower:

Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower.

Guarantor waives all rights and defenses that Guarantor may have because some of the Guaranteed Obligations are secured by real property. This means, among other things, that if Lender forecloses on any real property collateral pledged by Borrower for the Guaranteed Obligations: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral pledged by Borrower for the Guaranteed Obligations, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property.

If any of the Guaranteed Obligations at any time are secured by a mortgage or deed of trust upon real property, Lender may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Guaranteed Obligations are repaid with the proceeds of such foreclosure. Guarantor understands that (a) by virtue of the operation of any antideficiency law applicable to nonjudicial foreclosures, an election by Lender nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor, such an election would prevent Lender from enforcing the Loan Documents against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of the Loan Documents, Guarantor hereby waives any right to assert against Lender any defense to the enforcement of the Loan Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by Lender nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties.

(c) Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, may have destroyed Guarantor’s rights of subrogation and reimbursement against the principal under any law of the State of                             . Notwithstanding the foregoing, and in addition thereto and without limiting the generality thereof, Guarantor hereby absolutely and irrevocably waive any and all (a) rights which it may have or may now or hereafter acquire by way of subrogation, reimbursement or indemnity against Borrower by virtue of any payment made under this Guaranty or otherwise (including, without limitation, any payment made by Borrower) in connection with the Guaranteed Obligations.

(d) Guarantor expressly acknowledges that this Guarantee does not replace, supersede, void or affect any other guaranty that Guarantor or any person related to Guarantor may have previously, simultaneously or hereinafter execute in favor of Lender.

6. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender may, by action or inaction:

(a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Loan Documents, or any part thereof, with respect to Borrower or any other person or entity;

(b) release Borrower or any other person or entity or grant other indulgences to Borrower or any other person or entity in respect thereof;

(c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

(d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

7. No Election. Lender shall have all of the rights to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in 6 one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under .any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

8. Indefeasible Payment. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Lender are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Guaranteed Obligations whether by Guarantor or Borrower, Lender shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable to the maximum amount of the Guaranteed Obligations, for the amount Lender is required to repay plus any and all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Lender in connection therewith.

9. Financial Condition of Borrower. Guarantor represents and warrants to Lender that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to Lender that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

10. Subordination. Guarantor hereby agrees that any and all present and future indebtedness of Borrower owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness during the continuance of an Event of Default (as defined in the Deed of Trust) until the Guaranteed Obligations have been indefeasibly paid in full.

11. Payments: Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including reasonable attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by Lender in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Lender constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

12. Attorneys’ Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys’ fees (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty (including those brought relating to proceedings pursuant to 11 U.S.C.) or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

13. Notices. All notices or demands by Guarantor or Lender to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by recognized courier service which provides return receipts, and shall be deemed delivered on the date of actual delivery or refusal to accept delivery as evidenced by the return receipt. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, if to Guarantor and Lender as follows:

Guarantor:

___________________

___________________

___________________

___________________

Attention: ___________________

Facsimile number: ___________________

Telephone number: ___________________

With a copy to:

___________________

___________________

___________________

___________________

Attention: ___________________

Facsimile number: ___________________

Telephone number: ___________________

Lender:

___________________

___________________

___________________

Attention: ___________________

Facsimile number: ___________________

Telephone number: ___________________

14. Cumulative Remedies. No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

15. Severability of Provisions. If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

16. Entire Agreement: Amendments. This Guaranty constitutes the entire agreement between Guarantor and Lender pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

17. Successors and Assigns. The death of Guarantor shall not terminate this Guaranty. This Guaranty shall be binding upon Guarantor’s heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the successors and assigns of Lender; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Lender’s prior written consent. Any assignment without the consent of Lender shall be absolutely void. In the event of any assignment or other transfer of rights by Lender, the rights and benefits herein conferred upon Lender shall automatically extend to and be vested in such assignee or other transferee.

18. Choice of Law and Venue. The validity of this Guaranty, its construction, interpretation, and enforcement, and the rights of Guarantor and Lender, shall be determined under, governed by, and construed in accordance with the internal laws of the State of                             , without regard to principles of conflicts of law. To the maximum extent permitted by law, Guarantor hereby agrees that all actions or proceedings arising in connection

with this Guaranty shall be tried and determined only in the state and federal courts located in the County of                             , State of                             . To the maximum extent permitted by law, Guarantor hereby expressly waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

19. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT LENDER MAY FILE AN ORIGINAL, COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

20. Understandings With Respect to Waivers and Consents. Guarantor warrants and agrees that each of the waivers and consents set forth are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to a defense or right may diminish, destroy, or otherwise adversely affect rights which Guarantor otherwise may have against the Borrower, or against any collateral, and that, under the circumstances the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

By:
Name:
Title: